                                                                  EXHIBIT 10.51

                       PIONEER NATURAL RESOURCES COMPANY

                           INDEMNIFICATION AGREEMENT


                 This Agreement ("Agreement") is made and entered into as of the ____ day of _________, 199__ (the "Effective Date"), by and between Pioneer Natural Resources Company, a Delaware corporation (the "Corporation"), and ___________________ ("Indemnitee").

                                    RECITALS

                 A. Highly competent and experienced persons are becoming more reluctant to serve corporations as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

                 B. The Board of Directors of the Corporation (the "Board") has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Corporation and its stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future.

                 C. The Board has also determined that it is reasonable, prudent and necessary for the Corporation, in addition to purchasing and maintaining directors' and officers' liability insurance (or otherwise providing for adequate arrangements of self-insurance), contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified.

                 D. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he be so indemnified.

                 E. Article Twelfth of the Amended and Restated Certificate of Incorporation and Article VI of the Bylaws of the Corporation provide for indemnification, advancement of expenses, arrangements of insurance and self-insurance and specifically authorize[s] the Corporation to enter into indemnification agreements that contractually provide to indemnitees the benefits of the provisions of such Article V and that include related provisions and which agreements facilitate indemnitees' receipt of such benefits and such other indemnification protections as may be deemed appropriate by the Board.

                 In consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

                 As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

         "Acquiring Person" means any person other than (i) the Corporation,
(ii) any of the Corporation's Subsidiaries, (iii) any employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

         "Change in Control" means the occurrence of any of the following events:

                 (A) An Acquiring Person becomes beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of the Corporation's common stock (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (C) below; or

                 (B) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

                 (C) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or an acquisition of all or substantially all of the assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting securities, as the case may be, (ii) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                 (D) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                 "Claim" means an actual or threatened claim or request for relief which is or may be made by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to, Indemnitee's Corporate Status.

                 "Corporate Status" means the status of a person who is, becomes or was a director, officer, employee, agent or fiduciary of the Corporation or is becomes or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. For purposes of this Agreement, the Corporation agrees that Indemnitee's service on behalf of or with respect to any Subsidiary of the Company shall be deemed to be at the request of the Company.

                 "DGCL" means the Texas Business Corporation Act and any successor statute thereto, as either of them may from time to time be amended.

                 "Disinterested Director" with respect to any request by Indemnitee for indemnification hereunder, means a director of the Corporation who at the time of the vote is not a named defendant or respondent in the Proceeding, in respect of which indemnification is sought by Indemnitee.

                 "Expenses" means all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the types customarily incurred in connection with prosecuting, defending (including affirmative defenses and counterclaims), preparing to prosecute or defend, investigating or being or preparing to be a witness in, or participating in or preparing to participate in (including on appeal), a Proceeding.

                 "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party (other than as Independent Counsel under this Agreement or similar agreements, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities (other than, in each such case, with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

                 "person" shall have the meaning ascribed to such term in Sections 13(d) and 14(d) of the Exchange Act.

                 "Potential Change in Control" shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or consider taking actions that, if consummated, would constitute a Change in Control;
(iii) any Acquiring Person who is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Corporation representing 10% or more of the combined voting power of the then outstanding Voting Securities of the Corporation increases his beneficial ownership of such securities by 5% or more over the percentage so owned by the person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

                 "Proceeding" means any threatened, pending or completed action, suit, arbitration, investigation, alternate dispute resolution mechanism, administrative hearing or any other proceeding (including, without limitation, any securities laws action, suit, arbitration, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof, and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any inquiry or investigation (including discovery), whether conducted by the Corporation or any other party, that Indemnitee in good faith believes could lead to any appeal in or related to, any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or other proceeding.

                 "Subsidiary" means, with respect to any person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that person.

                 "Voting Securities" means any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.


                                   ARTICLE II

                             SERVICES BY INDEMNITEE

                 Indemnitee is serving as _________________________ of the Corporation. Indemnitee may from time to time also agree to serve, as the Corporation may request from time to time, as a director, officer, partner, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. Indemnitee and the Corporation each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Corporation in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

                                  ARTICLE III

                                INDEMNIFICATION

                 Section 3.1 General. Subject to the provisions set forth in Article V, the Corporation shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The other provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III. No requirement, condition to or limitation of any right to indemnification III, or to advancement of Expenses under this Article III, shall in any way limit the rights of Indemnitee under Section 7.3.

                 Section 3.2 Additional Indemnity of the Corporation. Indemnitee shall be entitled to indemnification pursuant to this Section 3.2 if, by reason of anything done or not done by

Indemnitee in, or by reason of any event or occurrence related to, Indemnitee's Corporate Status, Indemnitee is, was or becomes, or is threatened to be made, a party to, or witness or other participant in any Proceeding. Pursuant to this
Section 3.2, Indemnitee shall be indemnified against any and all Expenses, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim, issue or matter therein. Notwithstanding the foregoing, the obligations of the Corporation under this Section 3.2 shall be subject to the condition that no determination (which, in any case in which Independent Counsel is involved, shall be in a form of a written opinion) shall have been made pursuant to Article V that Indemnitee would not be permitted to be indemnified under applicable law. Nothing in this Section 3.2 shall limit the benefits of
Section 3.1 or any other Section hereunder.

                 Section 3.3 Advancement of Expenses. The Corporation shall pay all reasonable Expenses incurred by or on behalf of Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses reasonable incurred by Indemnitee and previously paid by Indemnitee) in connection with any Claim or Proceeding, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article V hereof within 10 days after the receipt by the Corporation of (a) a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding, and
(b) a written affirmation from Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnitee to be permitted to be indemnified under applicable law. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Any such payment by the Corporation is referred to in this Agreement as an "Expense Advance". In connection with any request for an Expense Advance, if requested by the Corporation, Indemnitee or Indemnitee's counsel shall also submit an affidavit stating that the Expenses incurred were reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Corporation, and the Corporation agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against the Indemnitee. Indemnitee hereby undertakes and agrees (which agreement shall be an unsecured obligation of Indemnitee) that he will reimburse and repay the Corporation without interest for any Expenses Advance to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 6.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Corporation against such Expenses.

                 Section 3.4 Indemnification for Additional Expenses. The Corporation shall indemnity Indemnitee against any and all costs and expenses (including attorneys' and expert witnesses' fees) and, if requested by Indemnitee, shall (within two business days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or an Expense Advance by the Corporation under this Agreement or any other agreement or provision of the Corporation's Certificate of Incorporation or Bylaws now or hereafter in effect relating to any Claim or Proceeding, or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment, or insurance recovery, as the case may be.

                 Section 3.5 Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim or Proceeding but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or Proceedings, or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.


                                   ARTICLE IV

                   PROCEDURE FOR DETERMINATION OF ENTITLEMENT
                               TO INDEMNIFICATION

                 Section 4.1 Request by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or an Assistant Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

                 Section 4.2 Determination of Request. Upon written request by Indemnitee for indemnification pursuant to the first sentence of
Section 5.1 hereof, a determination, if required by applicable law, with respect to whether Indemnitee is permitted under applicable law to be indemnified shall be made in accordance with the terms of Section 5.5(b), in the specific case as follows:

                   (a) If a Potential Change in Control or a Change in Control shall have occurred, by Independent Counsel (selected in accordance with Section 5.3) in a written opinion to the Board and Indemnitee, unless Indemnitee shall request that such determination be made by the Board, or a committee of the Board, in which case by the person or persons or in the manner provided for in clause (i) or (ii) of paragraph (b) below; or

                  (b) If a Potential Change in Control or a Change in Control shall not have occurred, (i) by the Board by a majority vote of a quorum of the Board consisting of Disinterested Directors, or
         (ii) if there are no Disinterested Directors, or if a quorum of the Board consisting of Disinterested Directors is not obtainable, by a majority vote of a committee of the Board designated to act in the matter by a majority vote of the entire Board, consisting solely of two or more Disinterested Directors, or (iii) by Independent Counsel selected by the Board or a committee of the Board by a vote as set forth in clauses (i) or (ii) of this paragraph (b), or if such quorum is not obtainable or such a committee cannot be established, by a majority vote of all directors, or (iv) if Indemnitee and the Corporation agree, by the stockholders of the Corporation in a vote that excludes the shares held by directors who are not Disinterested Directors.

                    (c)      As provided in Section 5.5(b).

If it is so determined that Indemnitee is permitted to be indemnified under applicable law, payment to Indemnitee shall be made within 10 days after such determination. Nothing contained in this Agreement shall require that any determination be made under this Section 5.2 prior to the disposition or conclusion of a Claim or Proceeding against the Indemnitee; provided, however, that Expense Advances shall continue to be made by the Corporation pursuant to, and to the extent required by, the provisions of Article III. Indemnitee shall cooperate with the person or persons making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation shall indemnify and hold harmless Indemnitee therefrom.

                 Section 4.3 Independent Counsel. If a Potential Change in Control or a Change in Control shall not have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (b) if there are no Disinterested Directors, by a majority vote of the Board, and the Corporation shall give written notice to Indemnitee, within 10 days after receipt by the Corporation of Indemnitee's request for indemnification, specifying the identity and address of the Independent Counsel so selected. If a Potential Change in Control or a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation, within 10 days after submission of Indemnitee's request for indemnification, specifying the identity and address of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors or a committee of the Board, in which event the Corporation shall give written notice to Indemnitee within 10 days after receipt of Indemnitee's request for the Board or a committee of the Disinterested Directors to make such selection, specifying the identity and address of the Independent Counsel so selected). In either event, (i) such notice to Indemnitee or the Corporation, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of "Independent Counsel" in Article I and that it agrees to serve in such capacity and (ii) Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Any objection to selection of Independent Counsel pursuant to this Section 5.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of "Independent Counsel" in
Article I, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction (the "Court") has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection. If, within 30 days after submission of Indemnitee's request for indemnification pursuant to Section 5.1, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 5.2.
The Corporation shall pay any and all reasonable fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 5.2, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                 Section 4.4 Establishment of a Trust. In the event of a Potential Change in Control or a Change in Control, the Corporation shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee (the "Trust") and from time to time upon written request of the Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Claim, and any and all judgments, fines, penalties, and settlement amounts of any and all Claims from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel (or other person(s) making the determination of whether Indemnitee is permitted to be indemnified by applicable law). The terms of the Trust shall provide that, upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee; (ii) the trustee of the Trust shall advance, within ten business days of a request by Indemnitee, any and all reasonable Expenses to Indemnitee, any required determination concerning the reasonableness of the Expenses to be made by the Independent Counsel (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Corporation for Expenses Advances under Section ____ of this Agreement); (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above; (iv) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement; and (v) all unexpended funds in the Trust shall revert to the Corporation upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by Indemnitee, and shall be an institution that is not affiliated with the Indemnitee. Nothing in this Section 5.4 shall relieve the Company of any of its obligations under this Agreement.

                 Section 4.5      Presumptions and Effect of Certain
Proceedings.

                 (a) The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification under Section 5.1, and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel (or such other person or persons) convinces him by clear and convincing evidence that the presumption should not apply.

                 (b)      If the person or persons empowered or selected under
Article V of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request by Indemnitee therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a knowing misstatement by Indemnitee of a material fact, or knowing omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; and provided, further, that the 60-day limitation set forth in this Section 5.5(b) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Corporation of the request for indemnification under Section 5.1 Indemnitee and the Corporation have agreed, and the Board has resolved to submit such determination to the stockholders of the Corporation pursuant to Section 5.2(b) for their consideration at an annual meeting of stockholders to be held within 90 days after such agreement and such determination is made thereat, or a special meeting of stockholders is called within 30 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.2(a) of this Agreement, in which case the applicable period shall be as set forth in Section 6.1(c).

                 (c) The termination of any Proceeding or of any Claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after he shall have been so adjudged by the Court after exhaustion of all appeals therefrom.

                                   ARTICLE V

                         CERTAIN REMEDIES OF INDEMNITEE

                 Section 5.1 Indemnitee Entitled to Adjudication in an Appropriate Court. If (a) a determination is made pursuant to Article V that Indemnitee is not entitled to indemnification under this Agreement; (b) there has been any failure by the Corporation to make timely payment or advancement of any amounts due hereunder; or (c) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.2 and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (i) such Independent Counsel's being appointed, (ii) the overruling by the Court of objections to such counsel's selection or (iii) expiration of all periods for the Corporation or Indemnitee to object to such counsel's selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6.1, or such right shall expire. The Corporation agrees not to oppose Indemnitee's right to seek any such adjudication or award in arbitration.

                 Section 5.2 Adverse Determination Not to Affect any Judicial Proceeding. If a determination shall have been made pursuant to
Article V that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding or arbitration commenced pursuant to this
Article VI shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article VI, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Corporation shall have the burden of proof in overcoming such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

                 Section 5.3 Corporation Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article V that Indemnitee is entitled to indemnification, the Corporation shall be irrevocably bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article VI, and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, in each such case absent (a) a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with the request for indemnification or (b) a prohibition of such indemnification under applicable law.

                 Section 5.4 Corporation Bound by the Agreement. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VI that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

                 Section 5.5 Indemnitee Entitled to Expenses of Judicial Proceeding. If Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and the Corporation shall indemnify Indemnitee against, any and all expenses (of the types described in the definition of Expenses in Article I) actually and reasonably incurred by him in such judicial adjudication or arbitration but only if Indemnitee prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses or other benefit sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be equitably allocated between the
Corporation and Indemnitee.   Notwithstanding the foregoing, if a Change in
Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 6.5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration.

                                   ARTICLE VI

                                 MISCELLANEOUS

                 Section 6.1 Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) Indemnitee's Corporate Status, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of such Proceeding and any and all amounts paid in settlement of that Proceeding (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) for which such indemnification is not permitted ("Contribution Amounts"), in such proportion as is appropriate to reflect the relative fault with respect to the subject matter of the Proceeding giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Corporation and any and all other parties (including officers and directors of the Corporation other than Indemnitee) who may be at fault with respect to such matter (collectively, including the Corporation, the "Third Parties") on the other hand.

                 Section 6.2 Relative Fault. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Independent Counsel (or such other party which makes a determination under Section ____ after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the subject matter of the Proceedings and other relevant equitable considerations of each party. The Corporation and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section __ were determined by pro rata allocation or by any other method of allocation which does take account of the equitable considerations referred to in this Section____.

                                  ARTICLE VII

                                 MISCELLANEOUS

                 Section 7.1 Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights Indemnitee shall under the DGCL or other applicable law, the Certificate of Incorporation or Bylaws of the Corporation, any other agreement, vote of stockholders or a resolution of directors, or otherwise. No amendment or alteration of the Articles of Incorporation or Bylaws of the Corporation or any provision thereof shall adversely affect Indemnitee's rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the Corporation's Articles of Incorporation, Bylaws and the DGCL or other applicable law. To the extent that there is a change in the DGCL or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Corporation's Certificate of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change.

                  Section 7.2      Insurance and Subrogation.

                 (a) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or for individuals serving at the request of the Corporation as directors, officers, partners, venturers, proprietors, trustees, employees, agents, fiduciaries or similar functionaries of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

                 (b) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

                 (c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the Corporation's Certificate of Incorporation or Bylaws or any insurance policy, contract, agreement or otherwise.

                 Section 7.3 Self Insurance of the Corporation; Other Arrangements. The parties hereto recognize that the Corporation may, but is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including the Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability or loss.

                 In considering the cost and availability of such insurance, the Corporation (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for certain (i) deductibles, (ii) limits on payments required to be made by the insurer or (iii) coverage which may not be as comprehensive as that previously included in insurance purchased by the Corporation or its predecessors. The purchase of insurance with deductibles, limits on payments and coverage exclusions, even if in the best interest of the Corporation, may not be in the best interest of the Indemnitee. As to the Corporation, purchasing insurance with deductibles, limits on payments and coverage exclusions is similar to the Corporation's practice of self-insurance in other areas. In order to protect Indemnitee who would otherwise be more fully or entirely covered under such policies, the Corporation shall, to the maximum extent permitted by applicable law, indemnify and hold Indemnitee harmless to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) that prior policies of officer's and director's liability insurance held by the Corporation or its predecessors would have provided for payment to Indemnitee, if by reason of his Corporate Status he is or is threatened to be made a party to any Proceeding. The obligation of the Corporation in the preceding sentence shall be without regard to whether the Corporation would otherwise be required to indemnify such officer or director under the other provisions of this Agreement, or under any law, agreement, vote of stockholders or directors or
other arrangement.   Without limiting the generality of any provision of this
Agreement, the procedures in Article V hereof shall, to the extent applicable, be used for determining entitlement to indemnification under this Section 7.3.

                 Section 7.4 Certain Settlement Provisions. The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Corporation's prior written consent. The Corporation shall not settle any Proceeding or Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee's prior written consent. Neither the Corporation nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

                 Section 7.5 Exculpation of Directors. If Indemnitee is or was a director of the Corporation, he shall not in that capacity be liable to the Corporation or its stockholders for monetary damages for an act or omission in Indemnitee's capacity as a director, except that Indemnitee's liability shall not be eliminated or limited for: (a) a breach of Indemnitee's duty of loyalty to the Corporation or its stockholders; (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which Indemnitee received an improper benefit, whether or not the benefit resulted from an action taken within the scope of Indemnitee's office; or (d) an act or omission for which the liability of Indemnitee is expressly provided for by statute.

                 Section 7.6 Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director, officer, employee, agent or fiduciary of the Corporation or, at the request of the Corporation, as a director, officer, partner, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and thereafter shall survive until and terminate upon the later to occur of: (a) the expiration of 20 years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to

Article VI relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee's Corporate Status.

                 Section 7.7 Notice by Each Party. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Corporation shall not adversely affect Indemnitee's rights under this Agreement except to the extent the Corporation shall have been materially prejudiced as a direct result of such failure. The Corporation shall promptly notify Indemnitee in writing as to the pendency of any Proceeding or Claim that may involve a claim against the Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

                 Section 7.8 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

                 Section 7.9 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                 Section 7.10 Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

                 Section 7.11 Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is valid, legal and unenforceable and that achieves the same objective. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

                 Section 7.12 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

                 If to the Corporation, to it at:

                          Pioneer Natural Resources Company
                          1400 Williams Square West
                          5205 North O'Connor Blvd.
                          Irving, Texas  75039-3746

                          Attn: Chief Financial Officer

                 If to Indemnitee, to him at:


                          ------------------------------------------
                          Pioneer Natural Resources Company

                          ------------------------------------------

                          ------------------------------------------

                          ------------------------------------------

or to such other address or to such other individuals as any party shall have last designated by notice to the other parties. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 7.12.

                 Section 7.13 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflict of laws.

                 Section 7.14      Certain Construction Rules.

                          (a) The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (1) all references to days shall be deemed references to calendar days and (2) any reference to a "Section" or "Article" shall be deemed to refer to a section or article of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                          (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

                 Section 7.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

                 Section 7.16 Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses hereunder with respect to any Proceeding or any Claim, issue or matter therein, brought or made by such person against the Corporation, except as specifically provided in Article V or Article VI hereof.

                 Section 7.17 Indemnification for Negligence, Gross Negligence, etc. Without limiting the generality of any other provision hereunder, it is the express intent of this Agreement that Indemnitee be indemnified and Expenses be advanced regardless of Indemnitee's acts of negligence, gross negligence, intentional or willful misconduct to the extent that indemnification and advancement of Expenses is allowed pursuant to the terms of this Agreement and under applicable law.

                 Section 7.18 Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Corporation from indemnifying the directors, officers, employees, agents or fiduciaries of the Corporation under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

                 Section 7.19 Enforcement. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

                 Section 7.20 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators, legal representatives.

                 Section 7.21 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee or Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of three years from the date of accrual of that cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that three-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

                                           PIONEER NATURAL RESOURCES COMPANY



                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           INDEMNITEE:



                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------